Sub-Item 77C

                             AIM V.I. DYNAMICS FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Dynamics Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restriction on underwriting securities.

(4)(d) Approve modification of fundamental restriction on industry concentration.

(4)(e) Approve modification of fundamental restriction on real estate investments.

(4)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(g)  Approve modification of fundamental restriction on making loans.

(4)(h) Approve modification of fundamental restriction on investments in investment companies.

(5)     Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                       Withheld/
Matter                                 Votes For      Abstentions**
-----------------------------------    -----------    -----------
(1)*   Bob R. Baker................    474,883,590    19,741,622
       Frank S. Bayley.............    474,653,109    19,972,103
       James T. Bunch..............    475,597,417    19,027,795
       Bruce L. Crockett...........    474,900,579    19,724,633
       Albert R. Dowden............    474,749,929    19,875,283
       Jack M. Fields..............    475,205,840    19,419,372
       Martin L. Flanagan..........    475,248,336    19,376,876
       Carl Frischling.............    474,453,674    20,171,538
       Prema Mathai-Davis..........    473,569,192    21,056,020
       Lewis F. Pennock............    475,072,501    19,552,711
       Larry Soll, Ph.D. ..........    475,170,544    19,454,668
       Raymond Stickel, Jr. .......    475,420,825    19,204,387
       Philip A. Taylor............    475,640,570    18,984,642

----------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C


                                                                                            Votes         Withheld/
Matters                                                                     Votes For      Against       Abstentions
----------------------------------------------------------------------     -----------    ----------    -----------
(2)*    Approve an amendment to the Trust's Agreement and
        Declaration of Trust that would permit the Board of
        Trustees of the Trust to terminate the Trust, the Fund,
        and each other series portfolio of the Trust, or a
        share class without a shareholder vote.......................       438,131,484    35,586,925     20,906,803
(3)     Approve a new sub-advisory agreement between Invesco
        Aim Advisors, Inc. and each of AIM Funds Management,
        Inc.; Invesco Asset Management Deutschland, GmbH;
        Invesco Asset Management Limited; Invesco Asset
        Management (Japan) Limited; Invesco Australia Limited;
        Invesco Global Asset Management (N.A.), Inc.; Invesco
        Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
        and Invesco Senior Secured Management, Inc...................         5,513,198       347,716         347,162
4)(a)   Approve modification of fundamental restriction
        on issuer diversification....................................         5,675,180       249,697         283,199
(4)(b)  Approve modification of fundamental restrictions on
        issuing senior securities and borrowing
        money........................................................         5,668,655       256,010         283,411
(4)(c)  Approve modification of fundamental restriction on
        underwriting securities......................................         5,673,338       251,327         283,411
(4)(d)  Approve modification of fundamental restriction on
        industry concentration.......................................         5,671,810       252,856         283,410
(4)(e)  Approve modification of fundamental restriction on
        real estate investments......................................         5,673,231       251,435         283,410
(4)(f)  Approve modification of fundamental restriction on
        purchasing or selling commodities............................         5,673,521       251,144         283,411
(4)(g)  Approve modification of fundamental restriction on
        making loans.................................................         5,669,983       254,683         283,410
(4)(h)  Approve modification of fundamental restriction on
        investments in investment companies..........................         5,644,095       280,571         283,410
(5)     Approve making the investment objective of the fund
        non-fundamental..............................................         5,378,969       400,348         428,759

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.